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                                                                   EXHIBIT 10.19

                               FOURTH AMENDMENT TO
                    THE HEALTH CARE PROPERTY INVESTORS, INC.
                           SECOND AMENDED AND RESTATED
                       DIRECTOR DEFERRED COMPENSATION PLAN


        Health Care Property Investors, Inc., a Maryland corporation (the "Company"), had adopted by written consent the Second Amended and Restated Director Deferred Compensation Plan (the "Plan") and has previously amended the Plan from time to time.

        In order to provide participants in the Plan with greater flexibility in making and changing their investment elections under the Plan, this Amendment to the Plan has been adopted by a written consent of the Committee, effective as of January 4, 2000.

        1. Subsections (ii) and (iii) of Section 3(f) shall be amended and restated, as follows:

                "(ii) Participants may at any time file with the Company an election to reallocate all or any portion of amounts credited to Plan Accounts from Interest Rate Accounts to Stock Credit Accounts or vice versa; provided, however, that (A) no election to reallocate all or any portion of amounts credited to a Participant's Stock Credit Accounts from such accounts to the Participant's Interest Rate Accounts shall be made within six (6) months from the date on which any portion of the Participant's Interest Rate Credit Accounts was reallocated from such accounts to the Participant's Stock Credit Accounts and (B) no election to reallocate all or any portion of amounts credited to a Participant's Interest Rate Credit Accounts from such accounts to the Participant's Stock Credit Accounts shall be made within six (6) months from the date on which any portion of the Participant's Stock Credit Accounts was reallocated from such accounts to the Participant's Interest Rate Accounts. Subject to the preceding sentence, any reallocation shall be made by the delivery to the Company by the Participant of a written election, substantially in the form of Exhibit A-3 attached, executed by the Participant which shall become effective (1) only upon the approval of the Committee in its sole discretion and (2) as of the first day of the month beginning immediately following the date on which the Committee approves such election. In reallocating any amounts from Interest Rate Accounts to Stock Credit Accounts or vice versa, the number of Common Stock units and the value of the Common Stock units to be reallocated shall be determined based upon the Average Closing Price of the Common Stock determined as of the effective date of the reallocation.

                (iii) Participants may at any time by written notice filed with the Company change the account to which future deferrals shall be credited. Any such


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change shall become effective on the first day of the month beginning immediately following the date on which the Company receives such notice, or at the beginning of any later month as may be designated in such notice."

2.      Sections 4(d) and (e) shall be amended and restated, as follows:

                "(d) The occurrence of an unforeseeable emergency caused by accident, illness or other causes beyond the control of the Participant which results, in the sole judgment of the Committee, in substantial hardship to the Participant; provided, however, that no distribution from the Participant's Stock Credit Accounts pursuant to this Section 4(d) shall be made within six (6) months from the date on which any portion of the Participant's Interest Rate Credit Accounts was reallocated from such accounts to the Participant's Stock Credit Accounts. Any distribution pursuant to this Section 4(d) shall be in an amount not greater than the amount necessary in the sole judgment of the Committee, to alleviate any hardship caused to the Participant by reason of such emergency; or

                (e) Such earlier date as may be specified by the Participant at the time the Participant elects to participate in the Plan; provided, however, that no distribution from the Participant's Stock Credit Accounts pursuant to this Section 4(e) shall be made within six (6) months from the date on which any portion of the Participant's Interest Rate Credit Accounts was reallocated from such accounts to the Participant's Stock Credit Accounts."



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